UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2020

GI DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55195	84-1621425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Congress Street

Boston, MA 02210

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 357-3300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

$500,000 Bridge Financing

On August 4, 2020 (the “Closing Date”), GI Dynamics, Inc. (the “Company”) entered into a Convertible Note Purchase Agreement (the “NPA”) by and between the Company, as borrower, and Crystal Amber Fund Limited, as purchaser (the “Purchaser” or “Crystal Amber”). Pursuant to the NPA, on the Closing Date, the Company issued and sold to the Purchaser an unsecured convertible promissory note in an aggregate principal amount of $500,000 (the “Note”). The Company received $250,000 on August 3, 2020 and the remaining $250,000 on August 6, 2020. The Purchaser is the Company’s largest stockholder.

The Note accrues interest at a rate equal to 5% per annum compounded annually, other than during the continuance of an event of default, when the Note accrues interest at a rate of 8% per annum. The entire outstanding principal balance and all unpaid accrued interest thereon is due on demand; provided; however, that such demand cannot be made prior to the 6 month anniversary of the Closing Date. Upon the closing of the next round of equity financing of capital stock of the Company in a single transaction or a series of related transactions involving the issuance of the Company’s securities to one or more investors, from which the Company receives gross proceeds of not less than $8 million (excluding the conversion of the Note and excluding conversion of any other debt that is outstanding as of immediately prior to the issuance of the Note (the “Qualified Equity Financing”), the entire outstanding principal balance under the Note and all unpaid accrued interest thereon (the “Outstanding Amount”) will be automatically converted into a number of shares of capital stock issued in the Qualified Equity Financing in an amount equal to the quotient obtained by dividing the Outstanding Amount by the Conversion Price. The Conversion Price means the product of (i) 80% and (ii) the lowest per share purchase price of the capital stock issued in the Qualified Equity Financing, which is anticipated to be the Series A Preferred Financing (as defined below).

In addition, upon a change of control of the Company, the Purchaser may, at its option, demand that the Company prepay all accrued and unpaid interest plus 110% of the remaining outstanding unconverted principal balance. The Company may not prepay the Note without the consent of the Purchaser.

The NPA contains customary events of default. If a default occurs and is not cured within the applicable cure period or is not waived, any outstanding obligations under the Note may be accelerated. The NPA and the Note also contain additional representations and warranties, covenants and conditions, in each case customary for transactions of this type.

The foregoing description of the NPA and the Note does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the NPA and the Note, which are attached hereto as Exhibits 10.1 and 10.2, respectively.

Series A Preferred Stock Financing

Purchase Agreement

On August 10, 2020, the Company entered into a Series A Preferred Stock Purchase Agreement (the “Purchase Agreement”) with Crystal Amber to sell up to approximately $10.0 million of shares of a new class of preferred stock to be designated Series A Preferred Stock (the “Series A Preferred”), subject to stockholder approval, to Crystal Amber, along with other accredited investors that may agree to purchase shares pursuant to the Purchase Agreement, in a private placement comprised of one or more closings, at any time prior to October 31, 2020, for a purchase price per share of $0.08863 (the “Series A Preferred Financing”). The aggregate offering amount includes approximately $1.25 million of principal, plus accrued but unpaid interest, from the conversion of outstanding convertible bridge notes held by Crystal Amber, which amount may be increased prior to the initial closing of the Series A Preferred Financing (the “Initial Closing”), at conversion price equal to 80% of the purchase price per share of Series A Preferred.

At the Initial Closing, the Company will sell a minimum of 59,343,599 shares of Series A Preferred for estimated net proceeds of approximately $5.0 million, including approximately $1.25 million from the conversion of the principal amount of the outstanding convertible bridge notes, plus any accrued but unpaid interest, which amount may be increased prior to the Initial Closing. At the Initial Closing the Company, the investors and certain stockholders will also enter into a voting agreement (the “Voting Agreement”), right of first refusal and co-sale agreement (the “ROFR Agreement”) and investors’ rights agreement (the “Investor Rights Agreement”). In addition, prior to the Initial Closing, the Company and Crystal Amber will enter into a note exchange and warrant cancellation agreement (the “Note Exchange and Warrant Cancellation Agreement”), pursuant to which Crystal Amber will exchange the unsecured convertible promissory note issued by the Company on August 21, 2019, in the initial principal amount of up to $4,596,893 (the “August 2019 Note”), for a new unsecured convertible promissory note (the “Exchange Note”) and the cancellation of the warrant issued to Crystal Amber on January 13, 2020 (the “Warrant”). Crystal Amber will purchase any shares not subscribed for by other investors, up to the remaining offering amount of $5.0 million, on or before October 31, 2020.

The Series A Preferred Financing will be subject to a number of closing conditions, including the approval by the Company’s stockholders of, among other things, the Restated Certificate (as defined below), completion of the transactions contemplated by the Note Exchange and Warrant Cancellation Agreement, the filing of the Restated Certificate (as defined below) and the receipt of any required regulatory and other consents and approvals. It is anticipated that the Initial Closing will occur shortly after stockholder approval during September 2020.

The Purchase Agreement also contains additional representations and warranties, covenants and conditions, customary for transactions of this type.

The foregoing description of the Purchase Agreement does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Other Agreements

The Purchase Agreement contemplates the execution of various additional agreements and instruments, on or before the Initial Closing, including, among others, the following:

Second Amended and Restated Certificate of Incorporation of the Company

Prior to the Initial Closing of the Series A Preferred Financing, the Company will amend and restate, subject to receipt of stockholder approval, its current Amended and Restated Certificate of Incorporation by adopting the Second Amended and Restated Certificate of Incorporation of the Company (the “Restated Certificate”), to, among other things, increase the number of authorized shares of common stock and preferred stock, designate the Series A Preferred, which will carry such economic, voting and other rights as set forth in the Restated Certificate (as more fully described in the Restated Certificate), declassify the Company’s Board of Directors (the “Board”), add an exclusive forum provision and allow stockholders to act by written consent. The Board will make any appropriate amendments to the Company’s bylaws to effectuate any of the amendments set forth in the Restated Certificate, as permitted by the bylaws.

Voting Agreement

In connection with the Initial Closing, the Company will enter into the Voting Agreement with investors, including Crystal Amber, and certain stockholders of the Company listed in Schedule B of the Voting Agreement (collectively, the “Stockholders”). Pursuant to the terms of the Voting Agreement, the Stockholders will vote their shares to elect (a) one director designated from time to time by Crystal Amber, who initially will be Mark Lerdal and (b) one director designated from time to time by Crystal Amber, who is not otherwise involved in the management of Crystal Amber, in each case, for so long as Crystal Amber continues to own beneficially at least 5,000,000 shares of common stock, on an as-converted basis. The Stockholders will also be required to vote for any increases in the number of authorized shares of common stock, as necessary, to ensure that at any given time there are sufficient shares of common stock available for conversion of all outstanding shares of Series A Preferred.

The Voting Agreement also provides for drag-along rights, which will be triggered if (a) the Board and (b) the holders of more than 50% of the then outstanding shares of common stock and Series A Preferred, voting together on an as-converted basis (the “Selling Holders”), approve a Sale of the Company or a bona fide equity financing (each, as defined in the Voting Agreement). Upon the triggering of such rights, and subject to the satisfaction of specified conditions in the Voting Agreement, the Company and the Stockholders will be required to take certain actions in support of such Sale of the Company or such bona fide equity financing, including voting in favor of the transaction, selling the same proportion of shares being sold by the Selling Holders, executing all necessary documents and refraining from dissenting or taking any actions that may prevent the consummation of the transaction.

Notwithstanding the foregoing, the Stockholders will not be permitted to participate in such Sale of the Company that is a Stock Sale (each, as defined in the Voting Agreement), unless all holders of Series A Preferred will be allowed to participate and the consideration received from such Stock Sale will be allocated in the manner specified in the Restated Certificate.

The Voting Agreement will automatically terminate upon (a) the consummation of the Company’s first underwritten public offering of its common stock (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or a Rule 145 transaction under the Securities Act of 1933, as amended (the “Securities Act”) or (b) the consummation of a Sale of the Company (as defined in the Voting Agreement) and distribution of proceeds to or escrow for the benefit of the Stockholders in accordance with the Restated Certificate.

ROFR Agreement

In connection with the Initial Closing, the Company will enter into the ROFR Agreement with investors, including Crystal Amber, and certain stockholders of the Company to be listed in Schedule B of the ROFR Agreement (the “Key Holders”).

The ROFR Agreement will grant the Company a right of first refusal, and grant investors a secondary refusal right, over the shares of Capital Stock (as defined in the ROFR Agreement) held by the Key Holders, in the event a Key Holder desires to transfer such shares to a third party. Subject to certain exceptions, if a Key Holder proposes to transfer any shares of Capital Stock (as defined in the ROFR Agreement), then, among other transfer restrictions described more fully in the ROFR Agreement, such Key Holder must provide written notice (the “Proposed Transfer Notice”) to the Company setting forth the identity of the proposed transferee, the intended date of the proposed transfer, the purchase price thereof, and other material terms and conditions of the proposed transfer. Within 15 days of receiving the Proposed Transfer Notice, the Company may exercise its right of first refusal to purchase all or any portion of the shares of Capital Stock in the proposed transfer, at the same price and on the same terms and conditions as those offered to the prospective transferee and set forth in the Proposed Transfer Notice.

If the Company does not purchase all of the shares of Capital Stock (as defined in the ROFR Agreement) in the proposed transfer, then each investor may exercise its secondary refusal right to purchase all or a portion of the shares not purchased by the Company, at the same price and on the same terms and conditions as those offered to the prospective transferee and set forth in the Proposed Transfer Notice. Following such exercise of the secondary refusal right, each exercising investor will have the option to purchase all or any part of the balance of any remaining unsubscribed shares in the proposed transfer.

The ROFR Agreement will also grant each investor a right of co-sale. Subject to certain exceptions, if any shares of Capital Stock (as defined in the ROFR Agreement) set forth in a Proposed Transfer Notice are not purchased by the Company pursuant to its right of first refusal or by investors pursuant to their secondary refusal rights, and thereafter such shares are to be sold to a proposed transferee, each investor will have the opportunity to exercise such right and elect to participate in such proposed transfer on a pro rata basis and on the same terms and conditions specified in the Proposed Transfer Notice.

The foregoing rights will not apply to any sales of shares of Capital Stock (as defined in the ROFR Agreement) (a) to the public in an offering pursuant to an effective registration statement under the Securities Act or (b) pursuant to a Deemed Liquidation Event (as defined in the Restated Certificate). Also, Key Holders will be prohibited from transferring their shares of Capital Stock (as defined in the ROFR Agreement), as determined by the Board, to (x) any competitors of the Company and (y) any customers, distributors or suppliers, which as a result of such transfer, would place the Company at a competitive disadvantage.

The ROFR Agreement will automatically terminate upon the earlier of (a) immediately prior to the consummation of a Qualified IPO (as defined in the Restated Certificate) and (b) the consummation of a Deemed Liquidation Event (as defined in the Restated Certificate).

Investor Rights Agreement

In connection with the Initial Closing, the Company will enter into the Investor Rights Agreement with investors. The Investor Rights Agreement will grant investors certain registration rights with respect to the Registrable Securities (as defined in the Investor Rights Agreement) held by them, which securities generally include: (a) the common stock issuable or issued upon conversion of the Series A Preferred and (b) any common stock, or any common stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any securities of the Company, acquired by such investors after the date of the Investor Rights Agreement. The registration of the Company’s common stock pursuant to the exercise of these registration rights will enable holders to sell their shares under the Securities Act when the applicable registration statement is declared effective.

Form S-1 Demand Registration Rights. If, at any time following the earlier of (a) the 3 year anniversary of the date of the Investor Rights Agreement and (b) 180 days after a firm-commitment underwritten public offering resulting in at least $100 million of gross proceeds to the Company (a “Qualified IPO”), the holders of at least 50% of the Registrable Securities then outstanding request that the Company register at least 50% of the Registrable Securities then outstanding on Form S-1, then the Company will be required to register their shares, subject to certain limitations described in the Investor Rights Agreement. Such demand registration rights may be invoked on no more than one occasion in any 12-month period, and the Company will be obligated to effect at most two registrations in response to such rights.

Form S-3 Demand Registration Rights. If, at any time the Company is eligible to register its shares on a Form S-3 registration statement, the holders of at least 30% of the Registrable Securities then outstanding request that the Company effect a registration statement on Form S-3 with respect to their Registrable Securities having an anticipated aggregate offering price of at least $5 million, then the Company will be required to effect such registration, subject to certain limitations described in the Investor Rights Agreement. Such demand registration rights may be invoked on no more than one occasion in any 12-month period, and the Company will be obligated to effect at most two registrations in response to such rights.

Piggy-back Registration Rights. If at any time the Company proposes to register its securities in a public offering solely for cash, other than in an Excluded Registration (as defined in the Investor Rights Agreement), then, subject to certain exceptions, the holders of Registrable Securities will be entitled to include their Registrable Securities in such registration.

The registration rights will terminate upon the earliest to occur of: (a) the closing of a Deemed Liquidation Event (as defined in the Restated Certificate), (b) with respect to any particular holder, at such time, following the consummation of a Qualified IPO, when such holder stockholder can sell all of its shares pursuant to Rule 144 of the Securities Act or otherwise, during any 3-month period without registration, and (c) the 5 year anniversary of the date of the Investor Rights Agreement.

The Company will generally be required to pay all expenses relating to registrations, other than underwriting discounts and commissions and subject to limitation of $10,000 for the reasonable fees of one special counsel for the participating holders. The Investor Rights Agreement also includes customary indemnification and procedural terms.

In addition to the registration rights described above, each investor that holds at least one million shares of Registrable Securities will be entitled to certain information rights with respect to the Company’s financials, certain inspection rights with respect to the Company’s properties and books and records, and a right of first offer with respect to future issuances of the Company’s securities. Such information and inspection rights will terminate (a) immediately before the consummation of a Qualified IPO, (b) when the Company becomes subject to the periodic reporting requirements of Section 12(b), 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) following the date on which the Company deregisters or is otherwise no longer subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon the closing of a Deemed Liquidation Event (as defined in the Restated Certificate), whichever event occurs first.

Note Exchange and Warrant Cancellation Agreement

Prior to the Initial Closing, the Company will enter into the Note Exchange and Warrant Cancellation Agreement with Crystal Amber, under which Crystal Amber will surrender the August 2019 Note to the Company for cancellation, and in exchange, the Company will issue Crystal Amber the Exchange Note (the “Exchange”). Upon the Exchange, the August 2019 Note will automatically terminate, and the Company’s outstanding obligations under the August 2019 Note, including any related contractual obligations, will be deemed to have been fully satisfied.

Contemporaneously with the Exchange, and without any further action on the part of the Company or Crystal Amber, the Warrant will also be terminated and no longer be exercisable, and the Company will be deemed to have been released from its obligations in respect of the Warrant, including any related contractual obligations.

The Exchange Note will accrue interest at a rate equal to 5% per annum compounded annually, other than during the continuance of an event of default, in which case the Exchange Note will accrue interest at a rate of 8% per annum. If the Exchange Note has not already been paid in full or otherwise converted pursuant to its terms, the entire outstanding principal balance and all unpaid accrued interest thereon will be due on June 30, 2022 (the “Maturity Date”). Crystal Amber, as the holder of the Exchange Note, will have the option any time prior to the Maturity Date to convert the entire outstanding principal balance under the Exchange Note and all unpaid accrued interest thereon (the “Outstanding Amount”) into a number of shares of common stock equal to the quotient obtained by dividing (a) the Outstanding Amount by (y) 200% of the initial purchase price per share in the Series A Preferred Financing. In addition, the Company will not be permitted to prepay the Exchange Note prior to the Maturity Date without the consent of Crystal Amber.

The Note Exchange and Warrant Cancellation Agreement contains customary events of default. If a default occurs and is not cured within the applicable cure period or is not waived, any outstanding obligations under the Exchange Note may be accelerated. The Note Exchange and Warrant Cancellation Agreement and the Exchange Note also contains additional representations and warranties, covenants and conditions, in each case customary for transactions of this type.

The foregoing descriptions of the Restated Certificate, the Voting Agreement, the ROFR Agreement, the Investor Rights Agreement, the Note Exchange and Warrant Cancellation Agreement and the Exchange Note do not purport to be complete descriptions of the rights and obligations of the parties thereunder and are qualified in its entirety by reference to the Restated Certificate, the Voting Agreement, the ROFR Agreement, the Investor Rights Agreement, the Note Exchange and Warrant Cancellation Agreement and the Exchange Note, copies of which are attached as Exhibit B to the Purchase Agreement, Exhibit G to the Purchase Agreement, Exhibit F to the Purchase Agreement, Exhibit E to the Purchase Agreement, Exhibit I to the Purchase Agreement and Exhibit A to the Note Exchange and Warrant Cancellation Agreement, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The securities issued to the Purchaser have not been registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) thereof. In addition, the shares of Series A Preferred, and the shares of common stock underlying such securities, to be offered and sold in connection with the Series A Preferred Financing have not been registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) thereof.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board Resignations and New Director Election

As previously disclosed, the four current members of the Board advised the Company of their intention to resign as members of the Board after the Company was removed from the Official List of the Australian Securities Exchange.

Following the Board’s approval of the Series A Preferred Financing and the related transactions and the execution of the Purchase Agreement, on August 10, 2020, each member of the Board delivered a resignation letter informing the Company of their resignation as a member of the Board, including any committees thereof, effective as of 5:00 p.m. EDT on August 10, 2020 (the “Effective Time”). Such resignations were not the result of any dispute or disagreement with the Company or the Board on any matter relating to the operations, policies or practices of the Company.

Effective as of the Effective Time, the size of the Board was decreased from five members to one member and Mark D. Lerdal was elected to serve as the sole member of the Board and all committees thereof, effective as of the Effective Time. Mr. Lerdal will hold office until the 2020 Annual Meeting of Stockholders and thereafter until his successor is duly elected and qualified in accordance with the Company’s bylaws or his earlier resignation, removal or death. Mr. Lerdal was nominated to serve as the sole member of the Board by Crystal Amber.

Mr. Lerdal may, unless otherwise agreed to, be compensated in accordance with the Company’s Non-Employee Director Compensation Policy, a copy of which is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference. In addition, it is also anticipated that Mr. Lerdal will enter into a standard indemnification agreement pursuant to the Purchase Agreement, which is attached as Exhibit D to the Purchase Agreement.

Except as set forth above, there was no understanding or arrangement between Mr. Lerdal and any other person pursuant to which Mr. Lerdal was elected as a director. There are no related party transactions involving the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K related to Mr. Lerdal.

Important Information About the Series A Preferred Financing and Where to Find It

In connection with the approval of the Restated Certificate, the Company intends to file a preliminary proxy statement and a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”). The Company’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement and the amendments thereto and the definitive proxy statement and documents incorporated by reference therein filed in connection with such approval, as these materials will contain important information about the Restated Certificate to be approved in connection with the Series A Preferred Financing. When available, the definitive proxy statement and other relevant materials for the approval will be mailed to stockholders of the Company as of a record date to be established for voting on the Restated Certificate. Stockholders of the Company will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: GI Dynamics, Inc., 320 Congress Street, Floor 3, Boston, MA 02210, Attention: Corporate Secretary.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the approval of the Restated Certificate. A list of the names of those directors and executive officers and a description of their interests in the Company is contained in the Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 27, 2020, as amended on April 29, 2020, and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to GI Dynamics, Inc., 320 Congress Street, Floor 3, Boston, MA 02210, Attention: Corporate Secretary. Additional information regarding the interests of such participants will be contained in the proxy statement for the approval of the Restated Certificate when available.

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements. These statements are based on management’s current estimates and expectations of future events as of the date of the Current Report on Form 8-K. Furthermore, the estimates are subject to several risks and uncertainties that could cause actual results to differ materially and adversely from those indicated in or implied by such forward-looking statements.

These risks and uncertainties include, but are not limited to, risks associated with the Company’s ability to consummate the Series A Preferred Financing, including the ability to obtain stockholder approval of the Restated Certificate, or raise capital from other sources, the Company’s ability to continue to operate as a going concern; the ability of the Company, its critical vendors, and key regulatory agencies to resume operational capabilities subsequent to the removal of COVID-19 pandemic restrictions; the Company’s ability to conduct the planned pivotal trial of EndoBarrier in the United States (“STEP-1”); the Company’s ability to execute STEP-1 under the FDA’s Investigational Device Exemption; the Company’s ability to enlist clinical trial sites and enroll patients in accordance with STEP-1; the risk that the FDA stops STEP-1 early as a result of the occurrence of certain safety events or does not approve an expansion of STEP-1; the Company’s ability to enroll patients in accordance with I-STEP; the Company’s ability to secure a CE Mark; obtaining and maintaining regulatory approvals required to market and sell the Company’s products; the possibility that future clinical trials will not be successful or confirm earlier results; the timing and costs of clinical trials; the timing of regulatory submissions; the timing, receipt and maintenance of regulatory approvals; the timing and amount of other expenses; the timing and extent of third-party reimbursement; intellectual-property risk; risks related to excess inventory; risks related to assumptions regarding the size of the available market; the benefits of the Company’s products; product pricing; timing of product launches; future financial results; and other factors, including those described in the Company’s filings with the SEC.

Given these uncertainties, one should not place undue reliance on these forward-looking statements. The Company does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events or otherwise, unless it is required to do so by law

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Series A Preferred Financing. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act, or an exemption therefrom.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Convertible Note Purchase Agreement, dated as of August 4, 2020, by and between GI Dynamics, Inc. and Crystal Amber Fund Limited.

10.2	Unsecured Convertible Promissory Note, dated August 4, 2020, between GI Dynamics, Inc. and Crystal Amber Fund Limited.

10.3*	Series A Preferred Stock Purchase Agreement, dated August 10, 2020, between GI Dynamics, Inc. and the Purchasers listed on Exhibit A attached thereto.

10.4†	Non-Employee Director Compensation Policy, incorporated by reference to Exhibit 10.1 of GI Dynamics Inc.’s Current Report on Form 8-K, filed with the SEC on September 12, 2014.

*	The schedules to the Purchase Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. GI Dynamics, Inc. hereby undertakes to furnish copies of such omitted materials supplementally upon request by the SEC.

†	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GI DYNAMICS, INC.

Dated: August 10, 2020	/s/ Charles Carter
Charles Carter
Chief Financial Officer